HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:            Matt Hall, (336) 519-3386
Analysts and Investors, contact:    T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS SECOND-QUARTER 2013 FINANCIAL RESULTS
Significant Margin Improvement as a Result of the Company’s Innovate-to-Elevate Initiatives and Lower Cotton Costs
Company Raises Guidance for Full-Year Earnings, Operating Profit and Free Cash Flow
WINSTON-SALEM, N.C. (July 30, 2013) - HanesBrands (NYSE: HBI), a leading marketer of everyday branded basic apparel, today reported significantly higher second-quarter 2013 earnings and margins on 2 percent net sales growth.

For the quarter ended June 29, 2013, net sales increased 2 percent to $1.2 billion, operating profit increased 51 percent to $181.4 million, and diluted earnings per share increased 78 percent to $1.19 from $0.67 a year ago. (Unless noted, all performance measures for the year-ago period are for continuing operations. See discontinued operations section in this press release.)

The company’s Innovate-to-Elevate platforms, which integrate the strengths of the company’s iconic brands, low-cost supply chain and product innovation, continue to help drive results, while the year-ago quarter had substantially higher cotton costs.

While the sales increase reflected a soft retail sales environment, gross and operating margins were strong, each up by approximately 500 basis points. Operating margins increased in each of the company’s four business segments with Activewear achieving record double-digit margins for the second quarter and the first half.

Based on year-to-date results and the economic environment, Hanes has increased its 2013 guidance for EPS, operating profit and free cash flow, while slightly lowering expectations for sales. The company’s new full-year guidance anticipates net sales of approximately $4.55 billion; operating profit of $550 million to $575 million; EPS of $3.50 to $3.65; and free cash flow of $450 million to $550 million.

“We achieved record profit margins and EPS in the second quarter with each business segment achieving improved profitability,” Hanes Chairman and CEO Richard A. Noll said. “Our Innovate-to-Elevate platforms continue to excel and are quickly delivering results for us and our retail partners. We are on solid footing to continue to deliver value for consumers, retailers and investors. We have moved into the low end of our target range for sustained operating profitability sooner than anticipated, and our cash flow and solid balance sheet have allowed us to begin paying quarterly dividends and agree to acquire Maidenform Brands.”

HanesBrands Reports Second-Quarter 2013 Financial Results - Page 2

Second-Quarter and First-Half 2013 Financial Highlights and Business Segment Summary

Key accomplishments for the second quarter and first half include:

•
Innovate-to-Elevate Platforms Driving New-Product Success. The company’s Innovate-to-Elevate product platforms continue to perform well. In particular, Hanes Comfort Blend and X-Temp underwear and socks are driving strong growth in Innerwear basics, and Smart Size bras are performing well across brands in Innerwear intimate apparel.

•
Strong Second-Quarter and First-Half Operating Margin. The company achieved record profitability in the second quarter with an operating margin of 15.1 percent, up 490 basis points over the prior-year quarter. Operating margins increased in each business segment in the second quarter. For the first half, the company’s 12.4 percent operating margin increased 630 basis points over the previous year’s first half.

Key segment highlights include:

Innerwear Segment. Despite the continued soft retail environment, Innerwear net sales increased 3 percent and operating profit increased 23 percent for the second quarter. New products continued to perform well.

•
Strong Operating Margin Improvement. Innerwear operating margin increased to 22 percent in the second quarter and was 21 percent for the first half. Both basics (socks and underwear) and intimates (bras, panties, shapewear and hosiery) achieved margin expansion in the half.

•
Socks and Men’s Underwear Thrive. The segment’s net sales increase was driven by strong sales of socks and men’s underwear, each of which increased by double digits and achieved strong margin expansion. For intimates, hosiery sales increased while bra and panty sales declined.

Activewear Segment. The Activewear segment, formerly named Outerwear, achieved strong profitability improvement on flat sales in the second quarter.

•
Strong Profitability. The segment delivered record profitability with an operating margin of 12.6 percent for the second quarter and 10.4 percent for the first half. Each of the segment’s categories - retail activewear, branded printwear and Gear for Sports - achieved double-digit operating margins in the second quarter.

•
Sales Stability. Activewear net sales were comparable to the year-ago quarter, but sales increased by 2 percent excluding the wholesale branded printwear category, which is reducing low-margin sales as planned. Retail Champion and C9 by Champion sales increased by mid-single digits, and Gear for Sports sales increased by double digits.

International Segment. International segment net sales decreased 1 percent in the second quarter as a result of unfavorable currency exchange rates, while operating profit increased 7 percent and the operating margin was 10.2 percent. On a constant currency basis, net sales increased 5 percent and operating profit increased 18 percent in the second quarter.

HanesBrands Reports Second-Quarter 2013 Financial Results - Page 3

Direct to Consumer Segment. Direct to Consumer sales for the quarter declined 2 percent, while operating profit increased 30 percent. The segment’s operating margin for the quarter was 9.8 percent.

2013 Guidance

Based on year-to-date results and the near-term economic outlook, Hanes has updated its full-year guidance. The company now anticipates net sales of approximately $4.55 billion; operating profit of $550 million to $575 million; EPS of $3.50 to $3.65; and free cash flow of approximately $450 million to $550 million. The guidance implies an operating margin of between 12 percent and 13 percent, which is in the lower half of the company’s longer-term goal of sustained operating margin of 12 percent to 14 percent.

Hanes’ previous guidance for the year was net sales of approximately $4.6 billion; operating profit of $500 million to $550 million; EPS of $3.25 to $3.40; and free cash flow of $350 million to $450 million.

Hanes continues to expect a decline in branded printwear sales in 2013 of $40 million to $50 million from rationalization that began in mid-2012; of the expected decline, $20 million occurred in the first half of 2013.

The company continues to expect its overall media investment to increase in 2013 with higher media spending of $20 million to $30 million in the second half of the year.

Full-year interest expense and other expense are expected to total $120 million, including approximately $15 million in prepayment expenses to retire the remaining $250 million of 8 percent senior notes due 2016. The full-year tax rate is expected to be in the teens.

The free cash flow guidance for 2013 was increased $100 million to $450 million to $550 million as a result of improved first-half profitability, an improved outlook, and higher working capital productivity. Free cash flow guidance includes expected pension contributions of approximately $38 million and net capital expenditures of approximately $50 million.

Current and previous guidance for 2013 excludes any potential effects of or contributions from the pending acquisition of Maidenform Brands, Inc. Hanes announced on July 24, 2013, that it entered into a definitive agreement to acquire Maidenform, and the company expects to close the acquisition in the fourth quarter of 2013 pending regulatory and Maidenform shareholder approval and other customary closing conditions.

Hanes continues to expect to retire all of the remaining $250 million of 8 percent senior notes in the fourth quarter of 2013 and expects to end the year with $1 billion in bond debt. If the Maidenform acquisition closes in the fourth quarter, as expected, the company expects to end the year with a ratio of long-term debt to EBITDA within the company’s previously disclosed target range of 1.5 to 2.5 times.

“The true earnings power of our business is only beginning to shine through,” Noll said. “Significant earnings potential remains as we push toward the higher end of our longer-term operating margin goal. When you couple the current momentum in our business with a 10- to 15-cent contribution from Maidenform, a reasonable goal for 2014 EPS is in the low $4 range.”

HanesBrands Reports Second-Quarter 2013 Financial Results - Page 4

Discontinued Operations

In 2012, the company announced it was exiting certain international and domestic imagewear businesses that are now classified as discontinued operations. Discontinued operations have no effect on 2013 results.

On May 30, 2012, Hanes sold its European imagewear business, and the company subsequently completed in 2012 the discontinuation of its private-label and Outer Banks domestic imagewear operations serving wholesalers that sell to the screen-print industry. In accordance with generally accepted accounting principles, the company reported results for the second, third and fourth quarters of 2012 on a continuing-operations basis and revised prior-period results, including the first quarter of 2012, to reflect continuing operations. The company’s branded printwear operations continue to operate and serve the domestic screen-print market with Hanes and Champion brand products.

In the first half of 2012, discontinued operations reported a loss per diluted share of $0.69 - a loss of $0.03 in the first quarter and a loss of $0.66 in the second quarter.

The company has provided information on discontinued operations and financial results for prior periods, including posting a five-year history of results from continuing operations. The information is available in the investors section of the company’s corporate website, http://tiny.cc/HanesBrandsIR.

Note on Non-GAAP Terms and Definitions

Free cash flow and EBITDA are not generally accepted accounting principle measures.

Free cash flow is defined as net cash from operating activities less net capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance. See Table 4 and its footnotes attached to this press release to reconcile free cash flow for the first half of the fiscal year and 2013 guidance to the GAAP measure of net cash provided by operating activities.

EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation and amortization. Although the company does not use EBITDA to manage its business, it believes that EBITDA is another way that investors measure financial performance. See Table 2 attached to this press release to reconcile EBITDA to the GAAP measure of net income from continuing operations.

Hanes has chosen to provide these measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

HanesBrands Reports Second-Quarter 2013 Financial Results - Page 5

Webcast Conference Call

Hanes will host a live Internet webcast of its quarterly investor conference call at 4:30 p.m. EDT today. The broadcast may be accessed on the home page of the Hanes corporate website, www.HanesBrands.com. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available in the investors section of the corporate website. A telephone playback will be available from approximately midnight EDT today through midnight EDT Aug. 6, 2013. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 21222455.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “2013 Guidance,” as well as statements about the proposed acquisition of Maidenform, including the expected timing for closing the acquisition, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: current economic conditions, including consumer spending levels and the price elasticity of our products; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the highly competitive and evolving nature of the industry in which we compete; financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers; our ability to effectively manage our inventory and reduce inventory reserves; our ability to optimize our global supply chain; the risk of significant fluctuations in foreign currency exchange rates; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at http://tiny.cc/HanesBrandsIR. With respect to the proposed acquisition of Maidenform, these factors include, but are not limited to: events that could give rise to a termination of the merger agreement or failure to receive necessary approvals or funding for the acquisition, the outcome of any litigation related to the acquisition, the level of expenses and other charges related to the acquisition and the funding thereof, and our ability to achieve expected synergies and successfully complete the integration of Maidenform. For further information regarding the risks associated with Hanes’ and Maidenform’s businesses, please refer to their respective filings with the SEC and the proxy statement and other materials that will be filed with the SEC by Maidenform in connection with the acquisition. There can be no assurance that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands Reports Second-Quarter 2013 Financial Results - Page 6

Additional Information and Where to Find It

In connection with the acquisition, Maidenform will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via email at ir@maidenform.com.

Participants in the Solicitation

Maidenform and its officers and directors and HanesBrands and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform’s officers and directors and their ownership of Maidenform common shares is set forth in the proxy statement for Maidenform’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013. Information about HanesBrands’ officers and directors is set forth in the proxy statement for HanesBrands’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on Feb. 21, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed by Maidenform with the SEC.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 51,500 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine's list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.HanesBrands.com.

# # #

TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income (Loss)
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended			Six Months Ended
	June 29, 2013	June 30, 2012	% Change	June 29, 2013	June 30, 2012	% Change
Net sales	$1,199,205	$1,180,651	1.6%	$2,144,666	$2,153,784	(0.4)%
Cost of sales	763,723	813,719		1,381,885	1,531,738
Gross profit	435,482	366,932	18.7%	762,781	622,046	22.6%
As a % of net sales	36.3%	31.1%		35.6%	28.9%
Selling, general and administrative expenses	254,035	246,981		496,191	491,450
As a % of net sales	21.2%	20.9%		23.1%	22.8%
Operating profit	181,447	119,951	51.3%	266,590	130,596	104.1%
As a % of net sales	15.1%	10.2%		12.4%	6.1%
Other expenses	751	811		1,215	1,456
Interest expense, net	25,221	36,611		50,844	73,606
Income from continuing operations before income tax expense	155,475	82,529		214,531	55,534
Income tax expense	33,889	15,213		41,566	12,489
Income from continuing operations	121,586	67,316	80.6%	172,965	43,045	301.8%
Loss from discontinued operations, net of tax	—	(66,085)		—	(68,644)
Net income (loss)	$121,586	$1,231	NM	$172,965	$(25,599)	NM

Earnings (loss) per share - basic:
Continuing operations	$1.22	$0.68	79.4%	$1.74	$0.44	295.5%
Discontinued operations	—	(0.67)	NM	—	(0.70)	NM
Net income (loss)	$1.22	$0.01	NM	$1.74	$(0.26)	NM

Earnings (loss) per share - diluted:
Continuing operations	$1.19	$0.67	77.6%	$1.70	$0.43	295.3%
Discontinued operations	—	(0.66)	NM	—	(0.69)	NM
Net income (loss)	$1.19	$0.01	NM	$1.70	$(0.26)	NM

Weighted average shares outstanding:
Basic	99,855	98,572		99,624	98,553
Diluted	102,013	100,066		101,729	99,962

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarter Ended			Six Months Ended
	June 29, 2013	June 30, 2012	% Change	June 29, 2013	June 30, 2012	% Change
Segment net sales¹:
Innerwear	$687,319	$664,940	3.4%	$1,184,344	$1,173,978	0.9%
Activewear	294,231	295,424	(0.4)%	561,417	567,988	(1.2)%
Direct to Consumer	92,633	94,572	(2.1)%	172,716	179,285	(3.7)%
International	125,022	125,715	(0.6)%	226,189	232,533	(2.7)%
Total net sales	$1,199,205	$1,180,651	1.6%	$2,144,666	$2,153,784	(0.4)%

Segment operating profit (loss)¹:
Innerwear	$152,702	$124,460	22.7%	$242,444	$177,668	36.5%
Activewear	37,120	2,061	NM	58,429	(16,617)	NM
Direct to Consumer	9,064	6,969	30.1%	9,196	6,208	48.1%
International	12,732	11,887	7.1%	15,014	16,786	(10.6)%
General corporate expenses/other	(30,171)	(25,426)	18.7%	(58,493)	(53,449)	9.4%
Total operating profit	$181,447	$119,951	51.3%	$266,590	$130,596	104.1%

EBITDA²:
Net income from continuing operations	$121,586	$67,316		$172,965	$43,045
Interest expense, net	25,221	36,611		50,844	73,606
Income tax expense	33,889	15,213		41,566	12,489
Depreciation and amortization	22,409	23,404		45,630	46,266
Total EBITDA	$203,105	$142,544	42.5%	$311,005	$175,406	77.3%

¹
In the first quarter of 2013, Hanesbrands renamed the Outerwear segment to Activewear to reflect the trend of this category becoming a part of consumers’ active lifestyles and more aptly describe the competitive space of this business. In addition, certain prior-year segment operating profit disclosures have been revised to conform to the current-year presentation. These changes were primarily the result of Hanesbrands’ decision to revise the manner in which Hanesbrands allocates certain selling, general and administrative expenses.

²	Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 29, 2013	December 29, 2012
Assets
Cash and cash equivalents	$82,305	$42,796
Trade accounts receivable, net	616,622	506,278
Inventories	1,337,174	1,253,136
Other current assets	223,863	225,315
Total current assets	2,259,964	2,027,525

Property, net	576,580	596,158
Intangible assets and goodwill	547,475	553,414
Other noncurrent assets	465,511	454,603
Total assets	$3,849,530	$3,631,700

Liabilities
Accounts payable and accrued liabilities	$693,223	$675,616
Notes payable	30,305	26,216
Accounts Receivable Securitization Facility	170,479	173,836
Total current liabilities	894,007	875,668
Long-term debt	1,374,500	1,317,500
Other noncurrent liabilities	536,885	551,666
Total liabilities	2,805,392	2,744,834

Equity	1,044,138	886,866
Total liabilities and equity	$3,849,530	$3,631,700

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 29, 2013	June 30, 2012
Operating Activities:
Net income (loss)	$172,965	$(25,599)
Depreciation and amortization	45,630	47,049
Impairment of intangibles	—	37,597
Loss on disposition of business	—	31,616
Other noncash items	10,805	5,415
Changes in assets and liabilities, net	(211,074)	(83,338)
Net cash provided by operating activities	18,326	12,740

Investing Activities:
Capital expenditures	(16,173)	(19,005)
Disposition of business	—	12,903
Net cash used in investing activities	(16,173)	(6,102)

Financing Activities:
Net borrowings (repayments) on notes payable, debt and other	38,555	(11,614)
Effect of changes in foreign currency exchange rates on cash	(1,199)	(707)
Increase (decrease) in cash and cash equivalents	39,509	(5,683)
Cash and cash equivalents at beginning of year	42,796	35,345
Cash and cash equivalents at end of period	$82,305	$29,662

Supplemental cash flow information¹:
Net cash provided by operating activities	$18,326	$12,740
Capital expenditures	(16,173)	(19,005)
Free cash flow	$2,153	$(6,265)

¹
Free cash flow is a non-GAAP measure. For 2013 guidance, net cash provided by operating activities is expected to be approximately $500 million to $600 million and net capital expenditures are expected to be approximately $50 million, resulting in expectations for non-GAAP free cash flow of approximately $450 million to $550 million.